Exhibit 5

                              LUXTEC CORPORATION
                               99 HARTWELL STREET
                       WEST BOYLSTON, MASSACHUSETTS 01606


                          Dated as of February 8, 2001


Geneva Middle Market Investors SBIC, L.P.
c/o Gemini Investors LLC
20 William Street
Wellesley, Massachusetts 02481

Gentlemen--

     The undersigned Luxtec Corporation, a Massachusetts corporation (the "Company") agrees with you as follows:

     1. RECITALS

        1.1. As of the date hereof, Geneva Middle Market Investors
SBIC, L.P. ("GMMI") is the owner of 10,000 shares of the Company's Series A Preferred Stock (the "Series A Preferred Shares") and warrants (the "Existing Warrants") to purchase 450,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"). The Existing Warrants have an expiration date of October 31, 2003 and are exercisable by GMMI at an initial exercise price of $3.00 per share, subject to adjustment, as provided in the Existing Warrants.

        1.2. The Company has entered into an Agreement and Plan of Merger (as amended, the "Merger Agreement"), dated November 27, 2000, with Laser Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and PrimeSource Surgical, Inc. ("PrimeSource"), pursuant to which, upon consummation of the transactions contemplated by the Merger Agreement (the "Merger Closing"), Merger Sub will merge (the "Merger") with and into PrimeSource, with PrimeSource as the surviving corporation of the Merger, becoming a wholly-owned subsidiary of the Company. In the Merger, common and certain preferred stockholders of PrimeSource will be issued, in exchange for their shares of PrimeSource common or preferred stock, as the case may be, shares of Common Stock having a fair market value substantially less than $3.00 per share.






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     2. EXCHANGE OF SHARES AND WARRANTS; CLOSING

        2.1  EXCHANGE OF SHARES AND WARRANTS.

             2.1.1 EXCHANGE OF SHARES AND WARRANTS BY GMMI. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section
2.2 hereof), GMMI will surrender to the Company (i) the Series A Preferred Shares and (ii) the Existing Warrants, in exchange for which, the Company will issue to GMMI the shares and warrants referred to in Section 2.1.2 below.

             2.1.2. EXCHANGE OF SHARES AND WARRANTS BY THE COMPANY. Subject to the terms and conditions of this Agreement, at the Closing, in exchange for the surrender by GMMI of the Series A Preferred Shares and the Existing Warrants pursuant to Section 2.1 hereof, the Company will issue to GMMI (i) 450,000 shares of Common Stock (the "New Common Shares"), (ii) 4,333.87 shares of a new series of preferred stock of the Company, designated "Series D Exchangeable Preferred Stock", containing those terms and conditions set forth in Exhibit A hereto (the "Series D Preferred Shares"), and (iii) warrants to purchase that number of shares of Common Stock as determined in the manner provided for in the form of warrant attached hereto as Exhibit B (the "New Warrants").

             2.1.3. ACKNOWLEDGEMENT. The parties hereto hereby acknowledge and agree that based on the exercise price and expiration date of the Existing Warrants and the fair market value of the Common Stock, the Existing Warrants are of nominal value.

        2.2. CLOSING. The exchange of the Series A Preferred Shares and the Existing Warrants by GMMI for the New Common Shares, the Series D Preferred Shares and the New Warrants (the "Exchange") shall take place at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, at a closing (the "Closing") to be held on the next business day (the "Closing Date") immediately following the Merger Closing.

        2.3. DELIVERIES AT CLOSING BY GMMI. At the Closing, GMMI will deliver to the Company (i) all stock certificates representing the Series A Preferred Shares and (ii) the warrant certificate representing the Existing Warrants.

        2.4. DELIVERIES AT CLOSING BY THE COMPANY. At the Closing, the Company will (i) issue to GMMI a certificate representing the New Common Shares, (ii) issue to GMMI a certificate representing the Series D Preferred Shares, and (iii) execute and deliver to GMMI the New Warrants.

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     3. CONDITIONS TO CLOSING

        3.1. GMMI'S CONDITIONS TO CLOSING. The obligation of GMMI to consummate the Exchange is subject to the satisfaction or waiver of the following conditions prior to the Closing:

              3.1.1. ABSENCE OF ORDER. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect that has the effect of making the Exchange illegal or otherwise prohibiting consummation of the Exchange.

              3.1.2. SERIES D SHARES. The Company shall have filed with the Secretary of the Commonwealth of Massachusetts a certificate of designation for the Series D Exchangeable Preferred Stock containing the terms set forth in Exhibit A hereto.

              3.1.3. MERGER CLOSING. The Merger Closing shall have occurred in accordance with the Merger Agreement.

              3.1.4. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in Section 4.1.4 hereof) shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date. The issuance of the Series D Preferred Shares, the New Common Shares and the New Warrants to GMMI on the Closing Date shall be deemed a certification by the Company to the foregoing effect.

        3.2. COMPANY'S CONDITIONS TO CLOSING. The obligation of the
Company to consummate the Exchange is subject to the satisfaction or waiver of the following conditions prior to the Closing:

              3.2.1. ABSENCE OF ORDER. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect that has the effect of making the Exchange illegal or otherwise prohibiting consummation of the Exchange.

              3.2.2. MERGER CLOSING. The Merger Closing shall have occurred in accordance with the Merger Agreement.

     4. REPRESENTATIONS AND WARRANTIES.

        4.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to GMMI as follows:

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              4.1.1. ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

              4.1.2. CORPORATE POWER. The Company has the corporate power and authority (i) to execute, deliver and perform its obligations under this Agreement, and (ii) to issue, sell and deliver the Series D Preferred Shares, the New Common Shares and the New Warrants.

              4.1.3. AUTHORIZATION. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement, and the issuance, sale and delivery of the Series D Preferred Shares, the New Common Shares and the New Warrants have been duly authorized by the Company by all requisite corporate action. This Agreement has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

              4.1.4. NO BREACH. Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will conflict with, violate, result in a breach of, constitute a default under, or result in the creation or imposition of any encumbrance upon any assets or property of the Company, under (i) the Articles of Organization or By-laws of the Company, (ii) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Company is a party or by which the Company is bound, or (iii) any law or regulation affecting the Company, except, in the case of (ii) and (iii) above, for such conflicts, violations, breaches, defaults or encumbrances which would not materially adversely affect the Company's ability to perform its obligations hereunder.

              4.1.5. SERIES D SHARES; NEW COMMON SHARES. The Series D Preferred Shares and the New Common Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

         4.2. REPRESENTATIONS AND WARRANTIES OF GMMI. GMMI represents and warrants to the Company as follows:

              4.2.1. ORGANIZATION. GMMI is a limited partnership duly organized and validly existing under the laws of the State of Delaware.

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              4.2.2. POWER. GMMI has the partnership power and authority to execute, deliver and perform its obligations under this Agreement.

              4.2.3. AUTHORIZATION. The execution, delivery and performance by GMMI of this Agreement and the performance by GMMI of its obligations hereunder have been duly authorized by all necessary partnership action. This Agreement has been duly executed and delivered by GMMI and is the legal, valid and binding obligation of GMMI, enforceable in accordance with its terms.

              4.2.4. NO BREACH. Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will conflict with, violate, result in a breach of, constitute a default under, or result in the creation or imposition of any encumbrance upon any assets or property of GMMI, under (i) the certificate of limited partnership or partnership agreement of GMMI, (ii) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which GMMI is a party or by which GMMI is bound, or (iii) any law or regulation affecting GMMI, except, in the case of (ii) and (iii) above, for such conflicts, violations, breaches, defaults or encumbrances which would not materially adversely affect GMMI's ability to perform its obligations hereunder.

              4.2.5. OWNERSHIP. GMMI is the lawful beneficial and record owner of all of the Series A Preferred Shares and the Existing Warrants, free and clear of all liens, restrictions, charges, claims and encumbrances or other adverse claims.

              4.2.6. NATURE OF EXCHANGE. GMMI is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended. GMMI has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof. GMMI has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. The Series D Preferred Shares, the New Common Shares and the New Warrants being acquired by GMMI are being acquired for GMMI's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

     5. TERMINATION. This Agreement may be terminated at any time prior to the
Closing:

         5.1. by either the Company or GMMI, if there shall be enacted any law or regulation that makes consummation of the Exchange illegal or otherwise prohibited or there shall be issued any judgment, injunction, order or decree of any court or governmental entity having competent jurisdiction enjoining the parties hereto from consummating the Exchange and such judgment, injunction, order or decree shall have become final and nonappealable; or

         5.2. by either the Company or GMMI, if the Merger Agreement shall have been terminated in accordance with its terms.

     6. EFFECT OF TERMINATION. If this Agreement is terminated as provided in
Section 5, this Agreement shall forthwith become void and have no effect, without liability on the part of the Company or GMMI.

     7. REGISTRATION AND OTHER RIGHTS. At the Closing, GMMI shall become a party to the Registration Rights Agreement and Co-Sale Agreement (each as defined in the Merger Agreement), and (a) GMMI shall be deemed a "Stockholder" under the Registration Rights Agreement; (b) GMMI shall be deemed a "Stockholder" and "Rollover Stockholder" under the Co-Sale Agreement; (c) any shares of Common Stock issued or issuable upon exercise of the New Warrants shall be "Warrant Registrable Securities" under the Registration Rights Agreement, and any shares of Common Stock issued or issuable upon conversion of the shares of Qualified Equity Financing Stock, Future Preferred Stock or Alternative Equity Financing Stock issued in exchange for the Series D Preferred Shares shall be "Future Registrable Securities" under the Registration Rights Agreement; and (d) any shares of Qualified Equity Financing Stock, Future Preferred Stock or Alternative Equity Financing Stock issued in exchange for the Series D Preferred Shares shall be "Rollover Stock" under the Co-Sale Agreement. Notwithstanding any term of the Registration Rights Agreement or Co-Sale Agreement to the contrary, without the consent of GMMI, in no event shall the Registration Rights Agreement or Co-Sale Agreement be amended or modified in a manner that would adversely affect any of the rights of GMMI thereunder.

     8. TAX TREATMENT. Each of the parties hereto intends that the Exchange shall be a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code") and each party hereto shall file all tax returns in a manner consistent with such position, and no party hereto shall file any returns or take any position inconsistent with the treatment of the Exchange as a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Code.

     9. INFORMATION RIGHTS. From and after the Closing and for so long as GMMI is the beneficial and record owner of at least 30% of those securities of the Company that GMMI holds as of the Closing (or securities of the Company into which such securities are convertible or exchangeable), the Company shall continue to provide to GMMI the information required to be delivered by the Company to GMMI pursuant to Section 5A of the Note Purchase Agreement, dated as
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of December 18, 1995, by and between GMMI and the Company (the "Note Purchase
Agreement"). GMMI and the Company acknowledge and agree that the terms of
Section 11G of the Note Purchase Agreement shall apply to any information provided to GMMI by the Company pursuant to this Section 9. Notwithstanding the foregoing, so long as the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall not be required to provide such information to GMMI until after it has filed such information with the Securities and Exchange Commission, in which case, the Company shall as soon as possible after filing such information with the Securities and Exchange Commission, furnish such information to GMMI.

     10. ACKNOWLEDGEMENT. Each of the parties hereto hereby acknowledges and agrees that, effective upon the Closing, in consideration of, and conditioned upon, the receipt by GMMI of the Series D Preferred Shares, the New Common Shares and the New Warrants, and the surrender by GMMI to the Company of the Series A Preferred Shares and the Existing Warrants, except as otherwise provided herein, the respective obligations of each of the parties hereto with respect to the Series A Preferred Shares and the Existing Warrants and pursuant to each of the documents, instruments and agreements executed in connection therewith, including without limitation, the Note Purchase Agreement and the Warrant Agreement, dated as of December 18, 1995, shall have been satisfied in full.

     11. MERGER AGREEMENT. Notwithstanding anything to the contrary set forth herein or in the Merger Agreement, GMMI acknowledges and agrees that it has no rights, remedies, obligations or liabilities under or by reason of the Merger Agreement.

     12. SURVIVAL. The representations, warranties, covenants and agreements of each of the parties hereto contained herein shall survive the Closing.

     13. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Except as set forth below, no party hereto shall assign this Agreement without the consent of the other party hereto. Except as provided in the last sentence of this Section 14, GMMI shall not sell, transfer or otherwise convey any of the New Common Shares, the Series D Preferred Shares, any security for which the Series D Preferred Shares may be exchanged, the New Warrants or any shares of Common Stock issued upon the exercise thereof, except that GMMI may (a) sell, transfer, or otherwise convey any of the New Common Shares, the Series D
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Preferred Shares, any security for which the Series D Preferred Shares may be exchanged, shares of Future Preferred Stock, the New Warrants or any shares of the Common Stock issued upon the exercise thereof, and the rights and obligations of GMMI hereunder, to any "Affiliate" of GMMI; or (b) sell, transfer or otherwise convey not less than twentyfive percent (25%) of any shares of Future Preferred Stock issued to GMMI in exchange for the Series D Preferred Shares, the New Common Shares, the New Warrants, or the Common Stock issued upon the exercise thereof to any third party that is not an Affiliate of GMMI, so long as such third party is an "Accredited Investor". For the purposes of this Section 14, the terms "Affiliate" and "Accredited Investor" shall have the meanings ascribed to such terms by the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder. With respect to any transfer pursuant to this Section 14, the applicable transferee shall agree to be bound by the terms of this Section 14 prior to such transfer. The restrictions contained in this Section 14 shall terminate and be no further force and effect with respect to the New Common Shares, the New Warrants or any shares of Common Stock issued upon the exercise thereof (a) upon, or in connection with, any sale, transfer or other conveyance of such shares pursuant to an effective registration statement filed with the Securities and Exchange Commission or (b) at such time as any such shares are available for sale under, or upon any sale, transfer or other conveyance of such shares pursuant to, Rule 144 under the Securities Act of 1933, as amended. The Company shall cooperate and assist GMMI in connection with any sales of any such shares pursuant to Rule 144 under the Securities Act, including without limitation, providing any documents reasonably requested by GMMI in connection therewith.

     15. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

     16. NOTICES. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by telecopier, overnight courier or certified or registered mail, return receipt requested, postage prepaid to the recipient Any such notice shall be effective
(i) if delivered personally or by telecopier, when received, (ii) if sent by overnight courier, when receipted for, and (iii) if mailed, five (5) days after being mailed as described above, in each case to the applicable address set forth above.

     17. AMENDMENT AND WAIVER. No modification, amendment or waiver of any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by each party hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
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     18. GOVERNING LAW; VENUE. ALL QUESTIONS CONCERNING THE CONSTRUCTION,
VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAW). Each of the parties hereto irrevocably consents to the jurisdiction of any state or federal court in the Commonwealth of Massachusetts with respect to the subject matter arising out of this Agreement and hereby irrevocably agrees that all claims in respect OF such action or proceeding may be heard and determined in such state or federal court.

     19. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

     20. FURTHER ASSURANCES. Each party hereto agrees to execute such further documents as any other party hereto may reasonably request in order to give effect to this Agreement and to carry out and evidence the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first set forth above.

                               LUXTEC CORPORATION

                                       /s/ James Hobbs
                               By:____________________________________________
                               Name:  James Hobbs
                               Title: President

                               GENEVA MIDDLE MARKET INVESTORS SBIC, L.P.

                                        /s/ James J. Goodman
                               By:____________________________________________
                               Name:  James J. Goodman
                               Title: President